Exhibit 99.4

                                             Family Settlement Agreement Escrow

                                ESCROW AGREEMENT

     This Escrow Agreement is entered into on August 15, 1997, by and among (i) Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 Trust"), Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood (all persons and entities listed in this clause (ii) are referred to herein as the "Durwood Parties") and (ii) Mercantile Bank of Kansas City, a state banking corporation chartered in Missouri (the "Escrow Agent").

     WHEREAS, the Durwood Parties are parties to a Durwood Family Settlement Agreement dated as of January 22, 1996 as amended (the "Settlement Agreement") and, together with AMC Entertainment Inc. ("AMCE"), are parties to a Registration Agreement dated as of August 15, 1995 (the "Registration Agreement"); and

     WHEREAS, pursuant to the Registration Agreement the Durwood Parties have agreed to sell at least 3,000,000 shares of Registerable Securities (as therein defined) in a registered secondary offering to occur after six months from the date hereof but prior to the expiration of twelve months after the date hereof, and pursuant to Section 7(a) of the Settlement Agreement, the Durwood Parties have agreed to deposit in escrow the shares to be offered by them in a secondary offering; and

     WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. The Escrow Agent hereby acknowledges receipt of one or more certificates representing the shares of AMCE Common Stock and Class B Stock listed on Exhibit A hereto (the "Shares") and one or more related stock powers executed in blank with signatures guaranteed ("Stock Power") from the Durwood Party whose name is set forth next to such Shares on Exhibit A, in escrow, pursuant to this Escrow Agreement. The Durwood Party placing Shares and Stock Powers in escrow is referred to herein as the "Owner" of such Shares and of all Additional Shares (as defined below) issued or paid as dividends or other distributions thereon or with respect thereto. The Escrow Agent agrees to hold and dispose of the Shares and Stock Powers and any Additional Shares and Stock Powers in accordance with the terms and conditions of this Escrow Agreement.

     2. The Escrow Agent shall hold the Shares and all shares of capital stock of AMCE or other securities issued or paid as dividends or other distributions on the Shares, any shares issued upon conversion of the Shares ("Additional Shares") and all Stock Powers delivered hereunder and release them only as set forth in Section 3 below.

     All dividends and other distributions (other than Additional Shares) on Shares received by the Escrow Agent will be immediately distributed to the Owner of such Shares by mailing the same to his or her respective address specified in or in the manner provided in Section 9. Each Durwood Party severally agrees to immediately forward to the Escrow Agent for deposit in escrow all Additional Shares received by such Durwood Party and related Stock Powers with respect to Shares remaining in escrow hereunder.

     The Escrow Agent shall maintain a ledger setting forth the number of Shares placed in escrow by each Durwood Party and all Additional Shares issued in respect of such Shares and deposited in escrow.

     3. The Escrow Agent shall distribute the Shares, Additional Shares and related Stock Powers as follows:

     (a) Shares of Class B Stock and the related Stock Powers may be surrendered to AMCE in exchange for shares of Common Stock issued to the Owner thereof upon conversion of the Class B Stock by such Owner and a related Stock Power.

     (b) Subject to paragraphs (c) and (d) below, all Shares, Additional Shares and related Stock Powers shall be released from escrow and distributed to the Durwood Party that is the Owner thereof by mailing the same to his or her respective address specified in or in the manner provided in Section 9 promptly following the first anniversary of the date hereof.

     (c) Shares, Additional Shares and related Stock Powers shall be released from escrow, in whole or in part, (i) to the managing underwriters selected under the Registration Agreement upon the Escrow Agent's receipt of a joint written notice from a majority of the Durwood Parties, in accordance with such notice, and (ii) from time to time upon the Escrow Agent's receipt of a joint written notice from all the Durwood Parties, in accordance with such notice. For purpose of clause (i), each Durwood Party shall have one vote, Stanley H. Durwood, the 1992 Trust and the 1989 Trust shall be considered a single Durwood Party, Thomas A. Durwood and the Investment Partnership, as defined in Section 3(d), if it becomes subject to this Agreement as provided in Section 3(d), together with any and all of their Permitted Assignees who become subject to this Agreement as provided in Section 3(d), shall be considered a single Durwood Party, and each other Durwood Party and any and all of its Permitted Assignees who become subject to this Agreement as provided in Section 3 (d) shall be considered a single Durwood Party.

     (d) Shares, Additional Shares and related Stock Powers may be released to one or more Durwood Parties if a like number of Shares and related Stock Powers are deposited by one or more other Durwood Parties or by a Permitted Assignee, as defined in the Registration Agreement, or, in the case of Thomas A. Durwood, by The Thomas A. and Barbara F. Durwood Family Investment Partnership, a California Limited Partnership (the "Investment Partnership") and such Durwood Party, Permitted Assignee or Investment Partnership executes an addendum in the form set forth as Exhibit B hereto acknowledging that they and such Shares are subject to this Agreement. Upon the execution of such addendum and the deposit of Shares and related Stock Powers by a Permitted Assignee or the Investment Partnership, the Permitted Assignee or the Investment Partnership, as the case may be, will be deemed a Durwood Party for purposes of this Agreement, subject to Section 3 (c). The Escrow Agent may rely on a joint letter from Lathrop & Gage L.C. and either of Schiff, Hardin & Waite, of Chicago, Illinois, or New York, New York, or Kopple & Klinger, LLP, of Los Angeles, California, as to the status of a person as a Permitted Assignee.

     (e) If the Escrow Agent is notified of a claim against or in respect of Shares, Additional Shares or Stock Powers or if a claim is made against the Escrow Agent in respect of Shares, Additional Shares, or Stock Powers, such Shares, Additional Shares and Stock Powers shall continue to be held, and not released from escrow, except pursuant to the final unappealable order (or an order for which the time to appeal has expired without an appeal having been made) of a court of competent jurisdiction.

     4. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

     (a) the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions;

     (b) in the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Shares, Additional Shares or Stock Powers which, in its sole opinion, are in conflict with either other instructions received by it or any provision of the Escrow Agreement, it shall, without liability of any kind, be entitled to hold the Shares, Additional Shares and Stock Powers pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the relevant Shares, Additional Shares and Stock Powers with the clerk of any other court of competent jurisdiction;

     (c) the Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any agreement among the Durwood Parties (whether or not the Escrow Agent has knowledge thereof);

     (d) the Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement (provided that the Escrow Agent shall be liable for its gross negligence and willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

     (e) the Escrow Agent shall not assume any responsibility or liability for any transactions among the Durwood Parties.

     5. The Durwood Parties, jointly and severally, agree to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively the "Indemnified Parties") against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and reasonable counsel fees and expenses, which any of the Indemnified Parties may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, claim or proceeding to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

     6. This Escrow Agreement may be altered, amended or terminated only with the written consent of the Durwood Parties and the Escrow Agent. Should the Durwood Parties attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to the Durwood Parties; otherwise, notwithstanding any provision hereof to the contrary, it may resign as Escrow Agent at any time upon 60 days' written notice to the Durwood Parties. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Shares, Additional Shares and Stock Powers in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed by the Durwood Parties acting by majority vote determined as set forth in Section 3(c) and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by the Durwood Parties, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of the Durwood Parties, to the successor escrow agent the Shares, Additional Shares and Stock Powers and any documentation related thereto. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Shares, Additional Shares and Stock Powers within the time periods specified above, or the Escrow Agent's written notice of resignation, as the case may be, the Escrow Agent may deposit the Shares, Additional Shares and Stock Powers with the clerk of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

     7. The Escrow Agent shall be entitled to a $125 initiation fee and a $750 annual escrow fee. The fees will be payable ratably by the Durwood Parties.

     8. THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI WITHOUT APPLICATION TO THE PRINCIPLES OF CONFLICTS OF LAWS. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement shall be void (as against the Escrow Agent or otherwise) unless:

     (a) written notice thereof shall be given to the Escrow Agent and the Durwood Parties; and

     (b) the Escrow Agent and the Durwood Parties shall have consented, in writing, to such assignment or transfer.

     9. All notices, requests, demands and other communications to be given in connection with this Escrow Agreement shall be in writing, shall be delivered by hand, overnight delivery service or by facsimile transmission, shall be deemed given when received and shall be addressed to the Escrow Agent at the address listed below or to the Durwood Parties at the respective addresses listed on the signature pages or to such other addresses as they shall designate from time to time in writing, forwarded in like manner; provided, however, that if any notice given by telecopy is received other than during the regular business hours of the recipient, it shall be deemed to have been given on the opening of business on the next business day of the recipient:

         If to the Escrow Agent:

                                 Mercantile Bank of Kansas City
                                 1101 Walnut, 2nd Floor
                                 Kansas City, Missouri 64106

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

                                 Attention: Carolyn Hargis
                                 Telecopier No.: 816-871-2279

     Information copies of all notices given a Durwood Party (other than Stanley
H. Durwood, the 1992 Trust or the 1989 Trust) shall be given to:

                             Robert C. Kopple, Esq.
                             Kopple & Klinger
                             2029 Century Park East
                             Suite 1040
                             Los Angeles, A 90067


                             Glenn Kurlander, Esq.
                             Schiff Hardin & Waite
                             150 East 52nd Street
                             Suite 2900
                             New York, New York 10022

         Information copies of all notices given to Stanley H. Durwood, the 1992 Trust or the 1989 Trust should be given to:

                             Raymond F. Beagle, Jr., Esq.
                             Lathrop & Gage L.C.
                             2345 Grand Boulevard, 24th Floor
                             Kansas City, Missouri 64108-2684


     10. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shard not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     11. This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts or instruments shall constitute one agreement, binding on all the parties hereto.

     12. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

                                                 Mercantile Bank of Kansas City

                                                 By: /s/Ted L. Randall
                                                    -------------------
                                                 Name: Ted L. Randall
                                                Title: Vice President

Suite 1700
Power & Light Building
106 West 14th Street
P.O. Box 419615                                  /s/Stanley H. Durwood
                                                 ---------------------
Kansas City, Missouri 64141-6615                 Stanley H. Durwood


1323 Granite Creek Drive                         /s/Carol D. Journagan
                                                    -------------------
Blue Springs, MO 64015                           Carol D. Journagan


3001 West 68th Street                            /s/Edward D. Durwood
                                                 ----------------------
Shawnee Mission, KS 66208                        Edward D. Durwood

P.O. Box 7208                                    /s/Thomas A. Durwood
                                                    --------------------
Rancho Santa Fe. CA 92067                        Thomas A. Durwood


187 Chestnut Hill Road                           /s/Elissa D. Grodin
                                                    -------------------
Wilton, CT 06897                                 Elissa D.Grodin


655 N.W. Altishan Place                          /s/Brian H. Durwood
                                                    ------------------
Beaverton, OR 97006                              Brian H. Durwood


666 West End Avenue                              /s/Peter J. Durwood
                                                    ------------------
New York, NY 10025                               Peter J. Durwood


Suite 1700
Power & Light Building
106 West 14th Street                           /s/ Stanley H. Durwood
                                               ----------------------
P.O. Box 419615                                Stanley H. Durwood, as trustee of
Kansas City, Missouri 64141-6615               the 1992 Trust

Suite 1700
Power & Light Building
106 West 14th Street                          /s/Stanley H. Durwood
                                                 ---------------------
P.O. Box 419615                               Stanley H. Durwood, as trustee of
Kansas City, Missouri 64141-6615              the 1989 Trust

                                    Exhibit A
                       Family Settlement Agreement Escrow


1992 Durwood, Inc. Voting Trust             500,000 Shares of AMCE
                                            Class B Stock

Carol D. Journagan                          416,667 Shares of AMCE Common
                                            Stock

Edward D. Durwood                           416,667 Shares of AMCE Common
                                            Stock

Thomas A. Durwood                           416,667 Shares of AMCE Common
                                            Stock

Elissa D. Grodin                            416,667 Shares of AMCE Common
                                            Stock

Brian H. Durwood                            416,667 Shares of AMCE Common
                                            Stock

Peter J. Durwood                            416,667 Shares of AMCE Common
                                            Stock

                                    Exhibit B


                          ADDENDUM TO ESCROW AGREEMENT


     The undersigned hereby deposits ________ shares of Common Stock of AMC Entertainment Inc. and related stock powers executed in blank with Mercantile Bank of Kansas City, as Escrow Agent, to be held in escrow by Escrow Agent in accordance with that certain Escrow Agreement dated as of August 15, 1997, by and among Escrow Agent, Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989, Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood. If the undersigned is not one of the above named original parties to the Escrow Agreement, the undersigned agrees that it shall be bound by said Escrow Agreement as though it were an original party thereto and that such shares and stock powers shall be disposed of in accordance with such Escrow Agreement. For purposes of Section 9 of the Escrow
Agreement,        the        undersigned's        notice        address       is
------------------------------------------------------------------------.

                                           -------------------------------
     Date:_________________________



Accepted

Mercantile Bank of Kansas City



By_____________________________            Date:______________________

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